Delek US Holdings, Inc. 7102 Commerce Way
Brentwood, TN 37027 615-771-6701
September 30, 2019
Holly Energy Partners, L.P. 100 Crescent Court
Suite 1600
Dallas, Texas 75201

RE: Pipelines and Terminals Agreement by and among Alon USA, LP ("Alon") and Holly Energy Partners, L.P. ("HEP') dated February 28, 2005, as has been amended (collectively the "Agreement")
To Whom It May Concern:
Under Section 13(b) of the Agreement, Alon has the option renew the Agreement for three (3) additional five (5) year terms and such renewal options may apply to only such Refined Product Pipelines or Refined Product Terminals as Alon shall designate. Any terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

This letter is to provide HEP notice of Alon's exercising of its option to renew the Agreement for an additional five (5) year period, but only for the Refined Product Pipelines and Refined Product Terminals as provided for below:
Refined Product Pipelines

1.	Big Spring, TX to Abilene, TX (6")

2.	Midland, TX to Orla, TX

3.	Abilene, TX to Dyess AFB
Refined Product Terminals

1.	Abilene, TX

2.	Orla, TX
Nothing herein is a waiver of any rights Alon may have under the Agreement. Please do not hesitate to contact Wesley Carter at (615) 207-0278 or wesley.carter@delekus.com if you have any questions.
Avigal Soreq
EVP Commercial